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                                                             EXHIBIT NO. 99.1(s)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 19, 1995, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS New Endeavor Fund shall be redesignated as MFS Mid Cap Equity Fund.



         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.


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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 21st day of November, 2001.



JOHN W. BALLEN                               CHARLES W. SCHMIDT
---------------------------                  --------------------------
John W. Ballen                               Charles W. Schmidt
8 Orchard Road                               63 Claypit Hill Road
Southborough MA  01772                       Wayland MA  01778


WILLIAM R. GUTOW                             ARNOLD D. SCOTT
---------------------------                  --------------------------
William R. Gutow                             Arnold D. Scott
3 Rue Dulac                                  175 Fisherville Lane
Dallas TX  01772                             Westport MA  02790


J. ATWOOD IVES                               JEFFREY L. SHAMES
---------------------------                  --------------------------
J. Atwood Ives                               Jeffrey L. Shames
17 West Cedar Street                         38 Lake Avenue
Boston MA  02108                             Newton MA  02459


LAWRENCE T. PERERA                           ELAINE R. SMITH
---------------------------                  --------------------------
Lawrence T. Perera                           Elaine R. Smith
18 Marlborough Street                        75 Scotch Pine Road
Boston MA  02116                             Weston MA  02493


WILLIAM J. POORVU                            DAVID B. STONE
---------------------------                  --------------------------
William J. Poorvu                            David B. Stone
975 Memorial Drive                           282 Beacon Street
Cambridge MA  02138                          Boston MA  02116